EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 25, 2000, on our reviews of interim consolidated financial information of Minnesota Mining and Manufacturing Company and Subsidiaries (the Company) for the three-month periods ended March 31, 2000 and 1999, and included in the Company's Form 10-Q for the quarter ended March 31, 2000, is incorporated by reference in the Company's Registration Statement on Form S-3, for the registration of 128,994 shares of the Company's Common Stock.





/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP









St. Paul, Minnesota
July 28, 2000